UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2009

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, the Board of Directors of Blueknight Energy Partners G.P., L.L.C., the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), appointed Mr. James C. Dyer, IV as the Chief Executive Officer of the General Partner.  Mr. Dyer, age 62, currently serves as a member of the Board of Directors of the General Partner and has served as a director and Vice President, Projects and Business Development, of Vitol, Inc. since 2005.  Vitol, Inc. controls the General Partner.  Mr. Dyer first joined Vitol in 1990, where he was responsible for structured financing and project development.  From 2001 to 2003, Mr. Dyer served as Corporate Senior Vice President and Chief Commercial Officer for El Paso Merchant Petroleum, and from 1998 to 2001 he served as an officer in various capacities at Engage Energy US, L.P., a natural gas and electric power marketing joint venture between the Coastal Corporation and Westcoast Energy (Canada).  From 1996 to 1998, he was President and CEO of Euromin, Inc., a Vitol subsidiary engaged in trading aluminum and other nonferrous metals.  Prior to that time, he was Chief Economist for Texas Commerce Bank.  Mr. Dyer is a Chartered Financial Analyst and a Financial Analysts Federation Fellow and holds degrees in accounting and economics.  The General Partner and the Partnership will not compensate Mr. Dyer in connection with his appointment as Chief Executive Officer, and Vitol, Inc. has informed the General Partner and the Partnership that it will not seek reimbursement of administrative costs relating to any compensation payable to Mr. Dyer by Vitol, Inc.

A subsidiary of the Partnership provides crude oil terminalling and storage services to Vitol, Inc. pursuant to a take or pay, fee-based, contract for approximately 2 million barrels of storage capacity at the Cushing Interchange.  This contract was assigned to a subsidiary of the Partnership in connection with its acquisition of certain storage capacity at the Cushing Interchange that was completed on May 30, 2008.  During the year ended December 31, 2008, the Partnership recognized revenues of approximately $6.5 million for the provision of crude oil terminalling and storage services pursuant to this contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:  Blueknight Energy Partners G.P., L.L.C.
        its General Partner

Date:  December 21, 2009                                    By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary